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Exhibit No. 10(M)

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      This Agreement (the "Agreement") is made as of the ____ day of __________, 200__ between The Progressive Corporation, an Ohio corporation (the "Company"), and NAME (the "Optionee"). The Company hereby grants Optionee an option (the "Option") to purchase TOTAL_SHARES Common Shares, $1.00 par value, (the "Common Shares") of the Company for a purchase price of $_______ per share (the "Option Price"). The Option has been granted pursuant to The Progressive Corporation 1995 Incentive Plan (the "Plan") and shall include and be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the following provisions of this Agreement:

1.    Term. The Option shall become exercisable, in installments, as follows:

            _____Common Shares may be purchased on or after 1/1/200__ and until
                  12/31/20___, at which date the right to purchase such Common Shares shall expire.

            _____Common Shares may be purchased on or after 1/1/200__ and until
                  12/31/20___, at which date the right to purchase such Common Shares shall expire.

            _____Common Shares may be purchased on or after 1/1/200__ and until
                  12/31/20___, at which date the right to purchase such Common Shares shall expire.

      The dates set forth above on or after which the Option, or any part thereof, may be exercised and specified numbers of Common Shares may be purchased hereunder are referred to herein as "Vesting Dates" and the dates set forth above as of which such stock purchase rights expire are referred to herein as "Expiration Dates."

2. Method of Exercise. Subject to Section 1 above, the Option shall be exercisable from time to time by written notice (in form approved or furnished by the Company) to the Company which shall:

      (a) state that the Option is thereby being exercised, the number of Common Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Common Shares should be registered and his or her address and social security number;

      (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Optionee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

      (c) be accompanied by such representations, warranties and agreements, in form and substance satisfactory to counsel for the Company, with respect to the investment
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            intent of such person or persons exercising the Option as the
            Company may request.

3. Payment of Price. Upon exercise of the Option, the Company shall deliver a certificate or certificates for the Common Shares purchased thereunder to the specified person or persons at the specified time upon receipt of the full purchase price for such Common Shares: (i) by certified or bank cashier's check, or (ii) by any other method of payment or combination thereof authorized by the Plan.

4. Transferability. The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution. Subject to the following sentence, during the lifetime of the Optionee, the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee for his or her own account. Upon the death or Disability of the Optionee, the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee's estate (acting through its fiduciary) or by the Optionee's duly authorized legal representative, during the period and to the extent authorized in the Plan.

5. Termination of Employment. If the employment of the Optionee by the Company (or any of its Subsidiaries or Affiliates) terminates:

      (a) due to involuntary termination without Cause or, subject to Section 5(e) hereof, due to retirement (with the employer's approval), the Option may be exercised to the extent exercisable at the date of such termination, during the lesser of (i) two months after such date, or (ii) the balance of the Option's term;

      (b) due to death or Disability, the provisions of Section 5(b)(6) or 5(b)(7) of the Plan, as applicable, shall apply;

      (c) due to resignation by the Optionee (other than by reason of a Qualified Retirement, as provided at Section 5(e) below), the Optionee may exercise the Option, to the extent of the lesser of (A) the number of Common Shares as to which the Option is exercisable on the date the Optionee ceases to be an employee or (B) the number of Common Shares as to which the Option was exercisable ninety days prior to such date, reduced by any Common Shares acquired by exercise of the Option within such ninety day period, at any time within two (2) months after the date on which the Optionee ceases to be an employee (but in no event after expiration of the original term of the Option) and the Option shall not be or become exercisable as to any additional Common Shares after the date that the Optionee ceases to be an employee;

      (d) due to termination for Cause, the Option and all rights to purchase Common Shares thereunder shall immediately terminate; and
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      (e)   due to a Qualified Retirement (as defined below), the following provisions shall apply (subject in all cases to Section 5(e)(v) hereof):

            (i) if and to the extent that any Option Installment (as defined below) has vested and is exercisable as of the Qualified Retirement Date (as defined below), such Option Installment shall not terminate upon the retirement of the Optionee, but may be exercised by the Optionee, in whole or in part, at any time between the Qualified Retirement Date and the Expiration Date applicable thereto;

            (ii) subject to Section 5(e)(iii) hereof, if and to the extent that any Option Installment is not vested and exercisable as of the Qualified Retirement Date, such Option Installment (A) shall remain in effect with respect to fifty percent (50%) of the Common Shares covered thereby and, as to such Common Shares, shall vest and become exercisable on the Vesting Date applicable thereto and may be exercised by the Optionee, in whole or in part, at any time between the Vesting Date and Expiration Date applicable thereto, and (B) shall terminate, effective as of the Qualified Retirement Date, with respect to the remaining fifty percent (50%) of the Common Shares covered by such Option Installment;

            (iii) notwithstanding Section 5(e)(ii) above, if and to the extent that any Option Installment is not vested and exercisable as of the Qualified Retirement Date, but has a Vesting Date which is no later than four (4) months after the Qualified Retirement Date, then, notwithstanding the Optionee's retirement, the Option Installment which is scheduled to vest on such Vesting Date shall remain in effect, shall vest on such Vesting Date and may be exercised by the Optionee, in whole or in part, at any time between such Vesting Date and the applicable Expiration Date;

            (iv) if the Optionee dies after the date of his or her retirement and has not exercised the Option, in whole or in part, prior to his or her death, the Optionee's estate shall have the right to exercise the Option as to (A) all Common Shares, if any, as to which the Option has vested and is exercisable as of the date of the Optionee's death, plus (B) the additional Common Shares, if any, as to which the Option would have become exercisable within one (1) year from the date of the Optionee's death pursuant to Sections 5 (e)(ii) and/or (iii) hereof, as applicable, but for the death of the Optionee, at any time during the one (1) year period beginning on the date of the Optionee's death (or such other period as the Committee may specify), and the balance of the Option shall terminate as of the date of the Optionee's death;
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            (v)   if the Committee determines that the Optionee is or has
                  engaged in any Disqualifying Activity (as defined below), then
                  (1) to the extent that the Option has vested and is exercisable as of the Disqualification Date (as defined below), the Optionee shall have the right to exercise the Option during the lesser of two months from the Disqualification Date or the balance of the Option's term and
                  (2) to the extent that the Option is not vested and exercisable as of the Disqualification Date, the Option shall terminate as of such date. Any determination by the Committee, which may act upon the recommendation of the Chief Executive Officer or other senior officer of the Company, that the Optionee is or has engaged in any Disqualifying Activity, and as to the Disqualification Date, shall be final and conclusive.

            (vi) As used in this Section 5(e), the following terms are defined as follows:

                  (A) Qualified Retirement - any termination of the Optionee's employment with the Company or its Subsidiaries for any reason (other than death, Disability or an involuntary termination for Cause) if, at or immediately prior to the date of such termination, the Optionee satisfies both of the following conditions:

                        (1)   the Optionee shall be 55 years of age or older;
                              and

                        (2) the sum of the Optionee's age and completed years of service as an employee of the Company or its Subsidiaries (disregarding fractions, in both cases) shall total 70 or more.

                  (B) Qualified Retirement Date - the date as of which the Optionee's employment with the Company or its Subsidiaries shall terminate pursuant to a Qualified Retirement.

                  (C) Disqualifying Activity - means and includes each of the following acts or activities:

                        (1) directly or indirectly serving as a principal, shareholder, partner, director, officer, employee or agent of, or as a consultant, advisor or in any other capacity to, any business or entity which competes with the Company or its Subsidiaries in any business or activity then conducted by the Company
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                              or its Subsidiaries to an extent deemed material
                              by the Committee; or

                        (2) any disclosure by the Optionee, or any use by the Optionee for his or her own benefit or for the benefit of any other person or entity (other than the Company or its Subsidiaries), of any confidential information or trade secret of the Company or its Subsidiaries to an extent deemed material by the Committee; or

                        (3) any material violation of any of the provisions of the Company's Code of Conduct or any agreement between the Optionee and the Company; or

                        (4) making any other disclosure or taking any other action which is determined by the Committee to be materially detrimental to the business, prospects or reputation of the Company or its Subsidiaries.

                        The ownership of less than 2% of the outstanding voting shares of a publicly traded corporation which competes with the Company or its Subsidiaries shall not constitute a Disqualifying Activity.

                  (D) Disqualification Date - the date of any determination by the Committee that the Optionee is or has engaged in any Disqualifying Activity.

                  (E) Option Installment - if the Option consists of multiple awards, each with a separate Vesting Date and/or Expiration Date, any one of such awards.

6. Restrictions on Exercise. The Option is subject to all restrictions set forth in this Agreement or in the Plan. As a condition to any exercise of the Option, the Company may require the Optionee or his/her successor to make any representation or warranty to comply with any applicable law or regulation or to confirm any factual matters requested by counsel for the Company.

7. Taxes. The Optionee hereby agrees that he or she shall pay to the Company, in cash, any federal, state and local taxes or other items of any kind required by law to be withheld with respect to the Option granted to him or her hereunder. If the Optionee does not make such payment to the Company, the Company shall have the right to deduct from any payment of any kind otherwise due to the Optionee from the Company (or from any Subsidiary or Affiliate of the Company), any federal, state and local taxes or other items of any kind required by law to be
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      withheld with respect to the Option, the exercise thereof or the Common
      Shares to be purchased by the Optionee under this Agreement. The Option shall not be treated as an incentive stock option under Section 422 or any successor Section thereto of the Internal Revenue Code of 1986, as amended.

8. Definitions. Unless otherwise defined in this Agreement, capitalized terms will have the same meanings given them in the Plan.

                                          THE PROGRESSIVE CORPORATION



DATE OF GRANT:    __________, 200_        BY:_______________________________
                                             Charles E. Jarrett, Secretary
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                             ACCEPTANCE OF AGREEMENT

      The Optionee hereby: (a) acknowledges receiving a copy of the Plan Description dated November 6, 1997 (the "Plan Description") relating to the Plan, and represents that he or she is familiar with all of the material provisions of the Plan, as set forth in the Plan Description; (b) accepts this Agreement and the Option granted to him or her under this Agreement subject to all provisions of the Plan and this Agreement; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee relating to the Plan, this Agreement or the Option granted hereunder.

                              Optionee:   __________________________


                              Date:       ____________________, 200__